UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)      August 10, 2005
                                                     ---------------------------

                          IR BioSciences Holdings, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

          033-05384                                       13-3301899
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  (Commission File Number)                   (IRS Employer Identification No.)


4021 North 75th Street, Suite 201, Scottsdale, Arizona              85251
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   (Address of Principal Executive Offices)                       (Zip Code)

                                 (480) 922-3926
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              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On August 10, 2005, IR BioSciences Holdings, Inc. (the "Registrant") entered into a new employment agreement with its President and Chief Executive Officer, Michael K. Wilhelm. The employment agreement calls for a salary at the rate of $275,000 per annum. The salary will be subject to adjustment of at least 10% per year at the end of each year. The Registrant also agreed to defend and indemnify, to the fullest extent permitted by the Registrant's certificate of incorporation and bylaws and the Delaware General Corporation Law, Mr. Wilhelm and hold him harmless against any liability that he incurs within the scope of his employment under the agreement. The agreement also provides for the following various bonus incentives:

     i) A target incentive bonus in cash and/or stock if the Registrant consummates a transaction with any unaffiliated third party such as an equity or debt financing, acquisition, merger , strategic partnership or other similar transaction.

     ii) A one time grant of an option to purchase 2,000,000 shares of the Registrant's common stock at an exercise price equal to the fair market value per share on the date option is granted.


In connection with Mr. Wilhelm's new employment agreement, the Registrant also entered into a Change of Control Agreement and a Severance Agreement with him on August 10, 2005.


Under the Change of Control Agreement, Mr. Wilhelm shall be entitled to a continuation of his base salary for a period of 18 months following an Involuntary Termination, which means, at any time within that period which is one-year from the change of control date (including such date), the termination of the employment of Mr. Wilhelm (i) by the Registrant without Cause or (ii) due to Constructive Termination, as such terms are defined in the Change of Control Agreement. Further, in the event of an Involuntary Termination, the agreement provides that the Registrant shall pay Mr. Wilhelm a lump sum amount in cash, equal to the sum of (i) any unpaid incentive compensation which has been allocated or awarded to Mr. Wilhelm for a completed fiscal year or other measuring period preceding the date of Involuntary Termination under any annual or long-term incentive plan and which, as of the date of Involuntary Termination, is contingent only upon the continued employment of Mr. Wilhelm to a subsequent date, and (ii) a pro rata portion to the date of Involuntary Termination of the aggregate value of all contingent incentive compensation awards to Mr. Wilhelm for all then uncompleted periods under any such plan. Further, 100% of the unvested portion of each outstanding stock option granted to Mr. Wilhelm shall be accelerated so that they become immediately exercisable upon the date of Involuntary Termination.

Under the Severance Agreement, Mr. Wilhelm shall be entitled to a continuation of his base salary for a period of 18 months following an Involuntary Termination, which means the termination of the employment of Mr. Wilhelm (i) by the Registrant without Cause or (ii) due to Constructive Termination, as such terms are defined in the Severance Agreement. Further, in the event of an Involuntary Termination, the agreement provides that the Registrant shall pay Mr. Wilhelm an amount equal to the amount of executive incentive pay (bonus)


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

that he would have received for the year in which the Involuntary Termination occurred had he met one hundred percent (100%) of the target for such incentive pay. Also, under this agreement, 100% of the unvested portion of each outstanding stock option granted to Mr. Wilhelm shall be accelerated so that they become immediately exercisable upon the date of Involuntary Termination.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        IR BIOSCIENCES HOLDINGS, INC.


 Date: August 16, 2005

                                         By:    /s/ John N. Fermanis
                                            ------------------------------------
                                         Name:  John N. Fermanis
                                         Title: Chief Financial Officer








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